Exhibit 2.608 - Tenth Amendment to the Quota Pledge Agreement of SIG Combibloc do Brasil Ltda dated as of January 23, 2014 between the Bank of New York Mellon, SIG Austria Holding GmbH and SIG Combibloc do Brasil Ltda.

ALUISIO CESAR DE MATOS
Tradutor Público e Intérprete Comercial do ldioma Ingrês
Matrícula N° 253 - JUCERJA
CPF/MF 186.041.296-34

Doc. no. 2421 Livro RJ.002    p. 1
Eu, abaixo assinado, Tradutor Público e Intérprete Comercial, corn fé pública em todo o Território Nacional, nomeado pela Junta Comercial do Estado do Rio de Janeiro e nela matriculado sob o n° 253, CERTIFICO e DOU FÉ quo me foi apresentado um documento em lingua inglesa a fim de ser por mim traduzido para o português, o que cunnpro, em razão do meu officio, como segue:
“O recebimento deste documento ou de qualquer cópia autenticada do mesmo ou de qualquer documento que constitua documentação substituta para o mesmo, ou qualquer documento que inclua confirmagoes escritas ou referenclas ao mesmo, na Áustria, assim como a impressão de qualquer comunicação por e-mail que se refira ao presente documento na Áustria ou o envio de qualquer comunicação por e-mail que tenha uma cópia em formato pdf digitalizada deste documento em anexo para um destinatário austríaco ou o envio de qualquer comunicação por e-mail que tenha uma assinatura eletrônica ou digital que se refira ao presente documento para um destinatário austríaco podera causar a imposição do imposto de selo (Stamp Duty) austriaco. Consequentemente, mantenha o documento original assim coma todas as cópias autenticadas do mesmo e referências escritas e assinadas fora da Áustria e evite imprimir qualquer comunicação de e-mail que se refira ao presente documento na Áustria ou enviar qualquer comunicação de e-mail quo tenha em anexo uma cópia digitalizada em forma to pdf deste documento para um destinatário na Áustria ou enviar quaiquer comunicação de e-mail que possua urns assinatura digital ou eletrônica que se refira ao presente document para um destinatário austriaco.“
DÉCIMO ADITAMENTO DO CONTRATO DE PENHOR DE QUOTAS ---
ENTRE
THE BANK OF NEW YORK MELLON
Na qualidade de Agente da Garantia pars o benefício das Partes Garantidas sob o Acordo entre Credores Pignoraticios de Primeiro Grau
e
SIG AUSTRIA HOLDING GmbH
Na qualidade de Outorgante
e
SIG COMBIBLOC DO BRASIL LTDA.
Na qualidade de Sociedade
Datado de 23 de janeiro de 2014
DÉCIMO ADITAMENTO DO CONTRATO DE PENHOR DE QUOTAS

Este Décimo Aditamento do Contrato de Penhor de Quotas (doravante denominado “Aditamento”) foi celebrado em 23 de janeiro de 2014 entre:
(a) SIG AUSTRIA HOLDING GMBH, uma companhia de responsabilidade limitada devidamente constituida e com existência válida de acordo com as leis da Áustria, com escritório registrado em Industriestrasse 3, 5760 Saalfelden, Áustria, inscrita na junta comercial (Firmenbuch) do Juizado Municipal de Salzburgo sob o niamero de registro 236071 p, Áustria, inscrita no Cadastro Nacional de Pessoas Jurídicas do Ministério da Fazenda (CNPJ/MF) sob o n° 08.539.051/000106, devidamente representada neste instrumento em conformidade com seus Documentos Constitutivos (juntamente com seus sucessores e cessiondrios permitidos, a “Outorgante”);
(b) THE BANK OF NEW YORK MELLON, uma instituição financeira devidamente constituída e com existência válida de acordo com as leis do Estado de Nova York, com escritório registrado em 101 Barclay Street, 4E, Nova York, Nova York, 12086, Estados Unidos da América, inscrita no Cadastro Nacional de Pessoas Jurídicas do Ministério da Fazenda (CNPJ/MF) sob o n° 09.214.177/0001- 65, agindo exclusivamente na qualidade de agente da garantia e para o beneficio das Partes Garantidas consoante o Acordo Entre Credores Pignoratícios de Primeiro Grau (juntamente com seus sucessores e cessionários permitidos nessa qualidade, o “Agente da Garantia”); e a
(c) SIG COMBIBLOC DO BRASIL LTDA., uma companhia de responsabilidade limitada devidamente constituída e com existência válida de acordo com as leis do Brasil, com escritório registrado na Cidade de São Paulo, Estado de São Paulo, na Rua Funchal, no 418, Edificio e-Tower, 14° Andar, Vila Olimpia, CEP 04551-060, inscrita no Cadastro Nacional de Pessoas Jurídicas do Ministério da Fazenda (CNPJ/MF) sob o n° 01.861.489/0001-59 (doravante denominada “Companhia”).
CONSIDERANDO QUE em 30 de marco de 2010 as partes do presente celebraram o Contrato de Penhor de Quotas, e suas subsequentes alteracões contratuais (doravante denominado “Contrato de Penhor”);
CONSIDERANDO QUE, em 24 de setembro de 2013, o capital da Companhia foi aumentado em R$ 29.700.000,00 (vinte e nave milhões e setecentos mil Reais) mediante a emissão de 29.700.000 (vinte e nove milhões e setecentas mil) novas quotas que foram totalmente subscritas e integralizadas pela Outorgante (doravante denominadas “Primeira Parcela de Quotas Adicionais”);
CONSIDERANDO QUE, em 17 de dezembro de 2013, o capital da Companhia foi ainda aumentado em R$ 32.130.000,00 (trinta e dois milhões, cento e trinta mil Reais) mediante a emissao de 32.130.000 (trinta e dois milhões, cento e trinta mil) novas quotas que foram totalmente subscritas e integralizadas pela Outorgante (doravante denominadas “Segunda Parcela de Quotas Adicionais” e, junto com a Primeira Parcela de Quotas Adicionais, as “Quotas Adicionais”);
CONSIDERANDO QUE as partes reconhecem e concordam que o direito real de garantia criado de acordo com o Contrato de Penhor seja estendido as Quotas Adicionais.
ISTO POSTO, em razão das contraprestações representadas pelas premissas acima e pelas avengas mutuas constantes deste instrumento, as partes do presente concordam da seguinte maneira:
1. Termos Definidos. Os termos em maiúsculas empregados e não definidos de outro modo neste Aditamento sao empregados neste instrumento, e em qualquer aviso fornecido de acordo com este Aditamento, com os mesmos significados atribuidos a eles no Contrato de Penhor e em quaisquer de sous aditamentos subsequentes. Todos os termos definidos neste Aditamento terão os significados definidos contidos neste instrumento quando empregados em qualquer certificado ou outro documento feito ou entregue de acordo com este instrumento, a menos que tenha sido definido de outra forma nos mesmos.
2. Aditamento. As partes do presente concordam em aditar o Contrato de Penhor conforme o estipulado a seguir, e as referidas alterações entrarão em vigência e efeito a partir da data de emissão do presente instrumento:
(a) Tendo em vista o aumento de capital da Companhia, mediante a emissao de 61.830.000 (sessenta e um milhões, oitocentas e trinta mil) novas quotas, a cláusula 2(a)(1) do Contrato de Penhor de Quotas será alterada, tendo portanto a seguinte redação:

(i) 415.333.961 (quatrocentos e quinze milhões, trezentos e trinta e três mil, novecentos e sessenta e uma) quotas, detidas pela Outorgante, conforme indicado no Apêndice B deste instrumento (conforme alterado de tempos em tempos), representando, na data do presente instrumento, o equivalente a R$ 415.333.961,00 (quatrocentos e quinze milhões, trezentos e trinta e três mil, novecentos e sessenta e um Reais) e sendo 99,99% (noventa e nove virgula noventa e nove por cento) do capital social da Companhia (doravante denominadas “Quotas”). Para evitar dúvidas, a única quota da Companhia que não é detida pela Outorgante não está sujeita aos termos deste Contrato;
(b) As partes também concordam em alterar e substituir o Apêndice B do Contrato de Penhor, que passa a ter a seguinte redação:
APÊNDICE B
DESCRIÇÁO DAS QUOTAS EMPENHADAS
CHART
3. Registro deste Aditamento. A Outorgante, às suas expensas, irá, dentro de vinte (20) dias a partir da data da assinatura deste Aditamento, (i) fazer com que a assinatura das partes que assinaram este Aditamento fora do Brasil sejam reconhecidas por um tabelião público e legalizadas no Consulado Brasileiro mais próximo, (ii) fazer com que este Aditamento seja traduzido para a lingua portuguesa por um tradutor público juramentado, e (iii) fazer com que este Aditamento, junto com a tradução juramentada para a lingua portuguesa, seja averbado na margem do registro do Contrato de Penhor junto ao Cartório de Registro de Titulos e Documentos no Brasil, de acordo com o Artigo 128 da Lei No. 6.015 de 31 de dezembro de 1973. A Outorgante devera prontamente, após tal registro, fornecer ao Agente da Garantia a comprovação do registro,    em forma e substância razoavelmente satisfatórias para o Agente da Garantia. Todas as despesas incorridas com relação a tais registros serão arcadas pela Outorgante.
Não obstante o anterior, o Agente da Garantia, a seu exclusivo criteria poderá decidir por incumbir-se de quaisquer dos registros, traduções, apresentações e outras formalidades descritas neste instrumento caso a Outorgante deixe de fazê-los, pelos quais a Outorgante deverá reembolsar o Agente da Garantia prontamente por todos e quaisquer custos e despesas incorridos pelo mesmo referentes a tais registros, traduções, apresentações e outras formalidades de acordo com as disposições dos Principais Documentos do Financiamento.
4. Validade do Contrato de Penhor. Todas as disposições do Contrato de Penhor não expressamente aditadas, como resultado deste Aditamento, irao permanecer em pleno vigor e efeito.
5. Documento da Garantia. As Partes concordam que este Aditamento será considerado um “Documento da Garantia” para as finalidades e conforme definido no Acordo Entre Credores Pignoraticios de Primeiro Grau (e para nenhuma outra finalidade) e que, desse modo, todos os direitos, deveres, privilégios, proteções e benefícios do Agente da Garantia apresentados no Acordo Entre Credores Pignoraticios de Primeiro Grau são, pelo presente instrumento, incorporados por referência.
6. Lei Vigente; Jurisdição. Este Aditamento será regido e interpretado em conformidade com as    leis do    Brasil.    As partes irrevogavelmente submetem às jurisdições    dos tribunais atuando na Cidade de São Paulo, Estado de São Paulo, Brasil, qualquer ação judicia ou processo para resolver qualquer disputa ou controvérsia relativa ou decorrente dente ditamento, e as partes irrevogavelmente concordam que todas as reivindicações com respeito a uma ação judicial ou processo poderão ser ouvidas e determinadas nesses tribunais, com a renúncia expressa da jurisdição de qualquer outro tribunal, não importa quão privilegiado ele seja.
EM TESTEMUNHO DO QUE, as partes fizeram com que este Aditamento fosse devidamente    assinado na presença das testemunhas abaixo assinadas.
SIG AUSTRIA HOLDING GMBH
Por: [Consta uma assinatura]
Nome: Darci Bet

Cargo: Procurador
SIG COMBIBLOC DO BRASIL LTDA.
Por: [Consta uma assinatura]
Nome: Ricardo Lança Rodriguez
Cargo: Diretor Executivo
Por: [Consta uma assinatura]
Nome: Rodrigo Dabus Salomão
Cargo: Gerente
THE BANK OF NEW YORK MELLON, na qualidade de Agente da Garantia, agindo comp agente e para o benefício das Partes Garantidas.
Por: [Consta uma assinatura]
Nome: Joaquim José Aceturi de Oliveira
Cargo: Procurador
TESTEMUNHAS:
1. [Consta uma assinatura]
Nome: Juliana Manucelli Rocha
Identidade: CPF: 371.562.038-27 - RG 43.523.560-6
2. [Consta uma assinatura]
Nome: Maria Cecilia Oliveira da Cunha
Identidade: RG 19.284.313-8 SSP/SP - CPF: 143.057.168-36 -
Reconhecimentos de Firma no Brasil:
N°1: A assinatura de Joaquim José Aceturi de Oliveira foi reconhecida polo Cartario do 11° Tabeliao de Notas de Sao Paulo, em 30 de janeiro de 2014. Consta a assinatura de Vladimir Luro Costa, Escrevente Autorizado.
N° 2: As assinaturas de Ricardo Lança Rodriguez e Rodrigo Dabus Salomao foram reconhecidas polo 20° Tabelido de Notas de São Paulo, em 30 de janeiro de 2014. Consta a assinatura de Paulo Rogério Feitosa de Rezende, Escrevente Autorizado.
N° 3:    A assinatura de Darci Bet foi reconhecida polo 20° Tabelião de Notas de São Paulo, em 30 de janeiro de 2014. Consta a assinatura de Suellen Souza Valadão dos Ramos, Escrevente Autorizada.
Por Tradução Conforme, Rio de Janeiro, 31 de Janeiro de 2014.

The taking of this document or any certified copy of it or any other document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee.

TENTH AMENDMENT TO THE QUOTA PLEDGE AGREEMENT
among
The Bank of New York Mellon
as Collateral Agent for the benefit of the Secured Parties under the First Lien Intercreditor Agreement

and
SIG Austria Holding GmbH
as Grantor

and
SIG Combibloc do Brasil Ltda.
as the Company

_________________________
Dated as of
January 23, 2014
_________________________

TENTH AMENDMENT TO THE QUOTA PLEDGE AGREEMENT

This Tenth Amendment to the Quota Pledge Agreement (the “Amendment”) is made as of January 23, 2014 by and among:
(a)    SIG Austria Holding GmbH, a limited liability company duly organized and existing in accordance with the laws of Austria, with its registered office at Industriestrasse 3, 5760 Saalfelden, Austria, registered in the commercial register (Firinenbuch) of the County Court Salzburg under registration number 236071 p, Austria, enrolled with the Brazilian Taxpayers Roll of the Ministry of Finance (“CNPJ/MF”) under n° 08.539.051/0001-06, herein duly represented in accordance with its Charter Documents (together with its successors and permitted assignees, “Grantor”);
(b)    The Bank of New York Mellon, a financial institution duly organized and existing under the laws of the State of New York, with its registered office at 101 Barclay Street, 4E, New York, NY 12086, USA, enrolled with the CNPJ/MF under n° 09.214.177/0001-65, acting exclusively in the capacity as collateral agent of and for the benefit of the Secured Parties under the First Lien Intercreditor Agreement (together with its successors and permitted assignees in such capacity, the “Collateral Agent”); and
(c)    SIG Combibloc Do Brasil Ltda., a limited liability company duly organized and existing in accordance with the laws of Brazil, with its registered office in the City of Sao Paulo, State of Sao Paulo, at Rua Funchal, n° 418, Edificio e-Tower, 14th floor, Vila Olimpia, CEP 04551-060, enrolled with the CNPJ/MF under n° 01.861.489/0001-59 (the “Company”).
WHEREAS, on March 30, 2010, the parties hereto entered into the Quota Pledge Agreement, as amended from time to time (the “Pledge Agreement”).

WHEREAS, on September 24, 2013 the capital of the Company has been increased by R$29,700,000.00 (twenty nine million, seven hundred thousand Reais) through the issuance of 29,700,000 (twenty nine million, seven hundred thousand) new quotas which were entirely subscribed and paid in by the Grantor (“First Tranche Additional Quotas”).
WHEREAS, on December 17, 2013 the capital of the Company has been further increased by R$32,130,000.00 (thirty two million, one hundred and thirty thousand Reais) through the issuance of 32,130,000 (thirty two million, one hundred and thirty thousand) new quotas which were entirely subscribed and paid in by the Grantor (“Second Tranche Additional Quotas” and, together with the First Tranche Additional Quotas, the “Additional Quotas”).
WHEREAS, the parties recognize and agree that the security interest created under the Pledge Agreement shall extend to the Additional Quotas.
NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants contained herein, the parties hereto agree as follows:
1.    Defined Terms. Capitalized terms used and not otherwise defined in this Amendment are used herein and in any notice given under this Amendment with the same meanings ascribed to such terms in the Pledge Agreement or any of its amendments. All terms defined in this Amendment shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.
2.    Amendment. The parties hereto agree to amend the Pledge Agreement as follows, such amendment to be in force and effect as of the date hereof:

(a)
In view of the increase in the capital of the Company, through the issuance of 61,830,000 (sixty one million, eight hundred and thirty thousand) new quotas, clause 2(a)(i) of the Pledge Agreement shall be amended to read as follows:

“(i)    415,333,961 (four hundred and fifteen million, three hundred and thirty three thousand, nine hundred and sixty-one) quotas, owned by the Grantor, as indicated in Schedule B hereto (as amended from time to time), representing on the date hereof the equivalent to 14415,333,961,00 (four hundred and fifteen million, three hundred and thirty-three thousand, nine hundred and sixty-one Reais) and being 99.99% (ninety-nine point ninety-nine per cent) of the capital stock of the Company (“Quotas”). For the avoidance of doubt, the one quota of the Company that is not owned by the Grantor is not subject to the terms of this Agreement.”

(b)	The parties also agree to amend and substitute Schedule B to the Pledge Agreement to read as follows:
Schedule B
Description of Pledged Quotas

Name of the Company whose Quotas are pledged in favor of The Bank of New York Mellon	Number of Quotas	Corresponding Amount of the capital stock of the Company	% of Total capital stock of the Company (subject to rounding adjustments
SIG Austria Holding GmbH	415,333,961	415,333,961.00	99.99%
3.Registration of this Amendment. The Grantor shall, at its own expense, no later than twenty (20) days from the execution date of this Amendment, (i) cause the signature of the parties who have signed this Amendment outside Brazil to be notarized by a public notary and consularized at the local Brazil consulate, (ii) cause this Amendment to be translated into Portuguese by a public sworn translator (tradutor público juramentado) and (iii) have this Amendment, together with its sworn translation (tradução juramentada) into Portuguese, annotated at the margin of the registration of the Pledge Agreement with the competent Registry of Deeds and Documents (Cartório de Registro de Títulos e Documentos) in Brazil, pursuant to Article 128 of Law No. 6,015 of December 31, 1973, The Grantor shall, promptly after such registration, deliver to the Collateral Agent evidence of such registration in form and substance satisfactory to the Collateral Agent. All expenses incurred in connection with such registrations shall be borne by the Grantor.
Notwithstanding the foregoing, the Collateral Agent, at its sole discretion, may decide to undertake any of the registrations, translations, filings and other formalities described herein if Grantor fails to do so, whereupon the Grantor shall reimburse the Collateral Agent promptly for any and all costs and expenses incurred by it related to such registrations, translations, filings and other formalities in accordance with the provisions of the Principal Finance Documents.
4.    Effectiveness of the Pledge Agreement. All the provisions of the Pledge Agreement not expressly amended as a result of this Amendment shall remain in full force and effect.
5.    Security Document. The Parties agree that this Amendment shall be deemed a “Security Document” for the purposes of and as defined in the First Lien Intercreditor Agreement (and for no other purpose) and that, accordingly, all rights, duties, privileges, protections and benefits of the Collateral Agent set forth in the First Lien Intercreditor Agreement are hereby incorporated by reference.

6.    Governing Law. Jurisdiction. This Amendment shall be governed by and construed and interpreted in accordance with the laws of Brazil. The parties irrevocably submit to the jurisdiction of the courts sitting in the City of São Paulo, State of São Paulo, Brazil, any action or proceeding to resolve any dispute or controversy related to or arising from this Amendment and the parties irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such courts, with the express waiver of the jurisdiction of any other court, however privileged it may be.
IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed in the presence of the undersigned witnesses.
SIG Austria Holding GmbH
/s/ Darci Bet
By: Darci Bet
Title: attorney-in-fact
SIG Combibloc do Brasil Ltda.
/s/ Ricardo Lança Rodriguez
By: Ricardo Lança Rodriguez
Title: Executive Director
/s/ Rodrigo Dabus Salomão
By: Rodrigo Dabus Salomão
Title: Manager

The Bank of New York Mellon as Collateral Agent acting as agent of and for the benefit of the Secured Parties
/s/ Joaquim José Aceturi de Oliveira
By: Joaquim José Aceturi de Oliveira
Title: attorney-in-fact
WITNESSES:

/s/ Juliana Manucelli Rocha Name: Juliana Manucelli Rocha ID: CPF: 371.562.038-27 RG: 43.523.560-6	/s/ Maria Cellia Oliveira da Cunha Name: Maria Cellia Oliveira da Cunha ID: RG: 19.284.313.8-SSP/SP CPF: 143.057.168-36